Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                               GRIFFON CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                     11-1893410
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

100 Jericho Quadrangle, Jericho,  New York                11753
 (Address of principal executive offices)               (Zip Code)


                             2001 STOCK OPTION PLAN

                            (Full title of the plans)

                           Robert Balemian, President
                               Griffon Corporation
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                     (Name and address of agent for service)

                                 (516) 938-5544
          (Telephone number, including area code, of agent for service)
                               -------------------
                                    copy to:
                            David H. Lieberman, Esq.
                     Blau, Kramer, Wactlar & Lieberman, P.C.
                             100 Jericho Quadrangle
                             Jericho, New York 11753
                                 (516) 822-4820
                               -------------------
                         CALCULATION OF REGISTRATION FEE

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Title of Each                                     Proposed Maximum          Proposed Maximum
Class of Securities          Amount to be         Offering                  Aggregate            Amount of
to be Registered             Registered (1)       Price Per Share (2)       Offering Price (2)   Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock,                1,250,000 shs.       $11.75                    $14,688,000           $3,672
par value $.25
per share together with
the associated Preferred
Share Purchase Rights
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
(1) The Registration Statement also covers an indeterminate number of additional shares of Common Stock which may become issuable pursuant to anti-dilution and adjustment provisions of the plans.
(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock reported on the consolidated reporting system on August 14, 2001, pursuant to Rule 457.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents have been filed by the Company with the Commission (File No. 1-6620) pursuant to the Exchange Act, are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000;

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 2000, March 31, 2001 and June 30, 2001;

     (3) The Company's Proxy Statement dated December 28, 2000 for its 2001 annual meeting of stockholders.

     (4) The Registration Statement on Form 8-A dated January 19, 1993 with respect to the Company's Common Stock (File No. 1-6620), including any amendment or report filed for the purpose of updating the description of the Common Stock contained therein.

     (5) The Registration Statement on Form 8-A dated May 16, 1996 with respect to the Company's Preferred Share Purchase Rights.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference
(except for exhibits thereto unless specifically incorporated by reference therein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 100 Jericho Quadrangle, Suite 224, Jericho, New York 11753, (516) 938-5544.

Item 8. Exhibits.
        --------

     4.1  2001 Stock Option Plan
     5    Opinion and consent of Blau, Kramer, Wactlar & Lieberman, P.C.
     23.1 Consent of Blau, Kramer, Wactlar & Lieberman, P.C. - included in their opinion filed as Exhibit 5.
     23.2 Consent of Arthur Andersen LLP.
     24   Powers of Attorney - included in signature page hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York on the 15th day of August , 2001.

                                         GRIFFON CORPORATION

                                         By:    /s/ Harvey R. Blau
                                                -------------------------------
                                                 Harvey R. Blau
                                                 Chairman of the Board
                                                 (Principal Executive Officer)

                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the 15th day of August, 2001 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Harvey R. Blau and Robert Balemian, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post- effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

           Signature                     Title

/s/ Harvey R. Blau                  Chairman of the Board
    Harvey R. Blau                  (Principal Executive Officer)

/s/ Robert Balemian                 President and Director
    Robert Balemian                 (Principal Financial Officer)

/s/ Patrick Alesia                  Vice President and Treasurer
    Patrick Alesia                  (Principal Accounting Officer)

/s/ Henry A. Alpert                 Director
    Henry A. Alpert

/s/ Bertrand M. Bell                Director
    Bertrand M. Bell

/s/ Abraham M. Buchman              Director
    Abraham M. Buchman


    --------------------            Director
    Clarence A. Hill, Jr.

/s/ Ronald J. Kramer                Director
    Ronald J. Kramer

/s/ James W. Stansberry             Director
    James W. Stansberry

/s/ Martin S. Sussman               Director
    Martin S. Sussman

/s/ William H. Waldorf              Director
    William H. Waldorf

/s/ Joseph J. Whalen                Director
    Joseph J. Whalen

/s/ Lester L. Wolff                 Director
    Lester L. Wolff